EXHIBIT 8(p)

                      AMENDMENT TO PARTICIPATION AGREEMENT


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                                                                    Exhibit 8(p)

                       AMENDMENT TO PARTICIPATION AGREEMENT
                       ------------------------------------

This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 23rd day of September, 2002, by and among VALLEY FORGE LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, MORGAN STANLEY UNIVERSAL FUNDS, INC.) (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.) (the "Adviser").

          WHEREAS, the Company, the Fund, the Adviser and Morgan Stanley Investments LP (formerly, Miller Anderson & Sherrerd, LLP) ("MSI'") have entered into a Participation Agreement dated as of January 1, 2000, as such agreement may be amended from time to time (the "Participation Agreement"); and

          WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and

          WHEREAS, the Company, the Fund and the Adviser wish to amend the Participation Agreement in certain respects.

          NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

          1. Paragraph 1.10 below is hereby added to the Participation
             Agreement:

                           1.10. If the Fund provides the Company with
                 materially incorrect NAV per share information or dividend or capital gain distribution information, through no fault of the Company, the Account(s) shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct NAV per share. The determination of the materiality of any NAV pricing error shall be based on the SEC's recommended guidelines regarding such errors. The correction of any such errors shall be made by the Fund at the separate account level and shall be made pursuant to the SEC's recommended guidelines. The Fund agrees to report any material error in the calculation of NAV per share or dividend or capital gain distribution information to the Company promptly upon discovery.

         2. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the


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subject matter hereof. In the event of any conflict between the terms of this
Amendment and the Participation Agreement, the terms of this Amendment shall control.

          3. This Amendment may be amended only by written instrument executed by each party hereto.

          4. This Amendment shall be effective as of the date written above,

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

VALLEY FORGE LIFE INSURANCE COMPANY


By: /s/ Carol Kuntz
   -----------------------------
     Name: Carol Kuntz
     Title: AVP

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By: /s/ Ronald E. Robison
   -----------------------------
     Name: Ronald E. Robison
     Title: President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:  /s/ Ronald E. Robison
   -----------------------------
     Name: Ronald E. Robison
     Title: Managing Director